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                                 CODE OF ETHICS



              FOR DIRECTORS, OFFICERS, EMPLOYEES and CERTAIN AGENTS

                                       of

                       THE ALLIED OWNERS ACTION FUND INC.

                                       and

                         PRIVATEER ASSET MANAGEMENT INC.





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                                Table of Contents

I.  INTRODUCTION........................................................................5
     Statutory Background...............................................................5
     Fiduciary Duty/Coverage............................................................6
     General Fiduciary Rules............................................................7
II. PERSONAL SECURITIES TRANSACTIONS ...................................................7
     Annual Disclosure Requirements ....................................................7
     Preclearance Requirements (Applicable Only to Access Persons)......................7
     Preclearance Requests by Access Persons ...........................................9
     Prohibited Transactions (Applicable to Covered Persons)............................9
     Lapse of Trade Authorization Approval .............................................10
     Trade Reporting Requirements (Applicable to Covered Persons).......................10
III.  FURTHER RESTRICTIONS .............................................................11
     Confidentiality       .............................................................11
     Gifts..............................................................................11
     No Payments to Fund Shareholders...................................................12
     No Abuse of Corporate Opportunities ...............................................12
     Disclosure of Conflicts............................................................12
     Service as a Director Requires Consent.............................................12
     Notice re Involvement in Criminal Matters or
         Investment-Related Civil Proceedings...........................................13

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
IV.  COMPLIANCE WITH THIS CODE OF ETHICS ...............................................13
     Code of Ethics Annual Review Committee ............................................13
     Remedies ..........................................................................13
     Compliance Certification ..........................................................14
     Inquiries Regarding the Code ......................................................14

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                                  Appendices

Appendix 1  (Form 1, Personal Holdings in Securities)...................................15
Appendix 2  (Form 2, Pre-clearance Request for Access Persons) .........................17
Appendix 3  (Form 3, Quarterly Code of Ethics Questionnaire) ...........................18
Appendix 4  (Acknowledgment of Receipt of Code of Ethics)...............................21
Appendix 5  (Certain Definitions) ......................................................22

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I.       INTRODUCTION

Statutory Background

         The Investment Advisers Act of 1940, as amended (the "1940 Act"), makes it unlawful for (a) any affiliated person of The Allied Owners Action Fund
Inc. (the "Fund") or (b) its investment adviser Privateer Asset Management Inc. ("Privateer"), in connection with the purchase or sale, directly or indirectly, by such person of the same security held or to be acquired by the Fund,

         (1) to employ any device, scheme or artifice to defraud the Fund;

         (2) to make any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) to engage in any act, practice or course of business that operates or would operate as a fraud of deceit upon the Fund; or

         (4) to engage in any manipulative practice with respect to the Fund.

         The Fund is required to (a) adopt a written Code of Ethics containing provisions reasonably necessary to prevent its Access Persons (defined in Appendix 5) from engaging in any act, practice or course of business prohibited by items nos. 1-4 and (b) use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of this code.

         Under the 1940 Act every access person of the Fund or Privateer must report to the Fund or Privateer the information described below with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, a Beneficial Interest in the security. Since, as described below, Non-Access Persons can become, even temporarily, Access Persons, the Fund and Privateer have extended certain parts of this Code to all Persons (called "Covered Persons," defined below) affiliated with the Fund or Privateer.

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Fiduciary Duty/Coverage

         This Code of Ethics is based upon the principle that directors, officers, employees and affiliates of the Fund and its investment adviser Privateer have a strict fiduciary duty to place the interests of clients ahead of their own on every occasion. This Code applies to all Access and Non-Access Persons (collectively, "Covered Persons") and focuses principally on pre-clearance and reporting of personal transactions in securities. Access Persons must avoid activities, interests and relationships that might interfere, or give the impression of interfering, with making decisions in the best interests of the Fund and its shareholders.

         As defined in Appendix 5, each officer and director of Privateer or the Fund is automatically, by virtue of his or her position, an Access Person. Also classified as Access Persons are Privateer and Fund employees or agents who participate or obtain information regarding Fund transactions or who are involved in Fund purchase or sale recommendations or, even if not so participating or involved, obtain advance word of such information. While Non-Access Persons comprise the balance of employees or agents of Privateer or the Fund who do not meet the foregoing definition, Non-Access Persons must appreciate that their status is subject to change virtually moment-to-moment if their participation or involvement in or information available to them regarding Fund portfolio transactions changes, even temporarily. Furthermore, whether or not their status changes, Non-Access Persons are bound by the Code's disclosure, prohibited transaction, reporting and gift rules.

         All Covered Persons must read this Code and understand their obligations hereunder, and ask questions of the Portfolio Manager if not clear, even though (as a Covered Person who is a Non-Access Person) a Covered Person is a not bound by the pre-clearance rules herein.

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General Fiduciary Rules

         As fiduciaries, Access Persons must at all times:

         (1) Place Fund interests first. Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Fund and its shareholders.

         (2) Avoid taking inappropriate advantage of position. The receipt of investment opportunities, perquisites or gifts from persons seeking business with the Fund or Privateer could call into question the exercise of a Access Person's independent judgment.

         (3) Conduct all personal securities transactions in full compliance with this Code including the pre-clearance (applicable only to Access Persons) and reporting requirements (applicable to Covered Persons).

         (4) Resolve doubtful situations in favor of Fund and its shareholders. Technical compliance with this Code's procedures will not automatically insulate from scrutiny trades that indicate an abuse of fiduciary duty or lapse of good judgment.

II. PERSONAL SECURITIES TRANSACTIONS

Annual Disclosure Requirements Covered Persons must disclose monthly on Form 1 (Appendix 1) all securities in which they have a Beneficial Interest and all securities in non-Fund accounts for which they make investment decisions.

Pre-clearance Requirements (Applicable Only to Access Persons)

         (1) Securities Transactions. Except for the exempt transactions set forth below, all securities transactions in which an Access Person or a member of his or her Immediate Family (as defined in Appendix 5) has a Beneficial Interest must be pre-cleared by the Portfolio Manager.

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         (2) Exempt Transactions. The following securities transactions are exempt from the above pre-clearance requirements applicable to Access Persons:

                  (a) Mutual Funds. Securities issued by any registered, open-end investment company including the Fund;

                  (b) No Knowledge. Securities transactions where neither the Access Person nor an Immediate Family member knows of the transaction before it is completed (for example, securities transactions effected for an Access Person by a trustee of a blind trust or discretionary trades involving an investment partnership or investment club of which the Access Person is neither consulted nor advised before it is executed);

                  (c) Certain Corporate Actions. Any acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

                  (d) Rights. Any acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its securities; and

                  (e) Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) Certificates of Deposit, (3) commercial paper, (4) repurchase agreements, (5) U.S. government securities, (6) equity securities held in dividend reinvestment plans, (7) securities of the employer of a member of the Access Person's Immediate Family if a member in a profit sharing plan has a Beneficial Interest therein, 401(k) plan, ESOP or other similar plan and
(8) other securities if any from time to time designated in writing by Portfolio Manager.

         Note that these exempt transactions are not exempt from the monthly reporting requirements on Form 1.

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Pre-clearance Requests by Access Persons

         (1) Trade Authorization Request Forms. If the securities transaction requires pre-clearance, the Access Person must complete, in writing, a Pre-clearance Request on Form 2 (Appendix 2) and submit the completed form to the Portfolio Manager.

         (2) Review of Form. The Portfolio Manager will (a) review the information set forth in Form 2 and (b) as soon as reasonably practicable determine whether to clear the proposed transaction. The Portfolio Manager will reflect this determination and return Form 2 to the Access Person who is not free to trade until clearance is received.

Prohibited Transactions (Applicable to Covered Persons)

         The following securities transactions are prohibited to Covered Persons and will not be authorized by the Portfolio Manager:

         (1) Use of Inside Information. Transactions in a security while in possession of material nonpublic information relating to the issuer;

         (2) Market Manipulation. Transactions intended to raise, lower or maintain the price of any security or to create a false appearance of active trading;

         (3) Parallel Orders. Transactions in a security where there are known to be outstanding orders to purchase or sell for the Fund or the Portfolio Manager is known to be considering purchasing or selling for the Fund;

         (3) Large Positions in Another Fund. Transactions in a registered investment company (other than the Fund) that result in the Access Person owning five percent or more of any class of securities in such investment company; and



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

         (4) Conflict of Interest; Appearance of Impropriety; After-Acquired Conflict. Transactions deemed by the Portfolio Manager to involve a conflict of interest or absent exceptional circumstances an appearance of impropriety. If a Covered Person acquires a Beneficial Interest in a security later purchased by the Fund, absent, special circumstances justifying a transaction, generally the Covered Person will be required to either (a) place the security in a blind trust or discretionary account in which the Covered Person is neither consulted nor advised before a trade is executed or (b) refrain from selling such security until after the Fund's position in the security has been sold.

Lapse of Trade Authorization Approval

         The authorization provided by the Portfolio Manager is effective until the earlier of (a) its revocation, (b) close of business on the second trading day after authorization is granted (unless the order is placed but not executed, in which case so long as not amended) and (c) the Access Person learns that the information in Form 2 is not accurate or materially incomplete. If the approved transaction is not completed before approval lapses, a new Form 2 must be submitted.

Trade Reporting Requirements (Applicable to Covered Persons)

         (1) Reporting Requirement. Every Covered Person and Immediate Family member must by the 10th day of each month arrange for the Portfolio Manager to receive from the Covered Person or directly, from the broker, dealer or bank that arranges any securities transaction, a duplicate copy of the periodic statement reflecting such transaction for each brokerage account in which the Covered Person has a Beneficial Interest. Such periodic statement if furnished directly by the Covered Person may be redacted to prevent disclosure of account values. The foregoing does not apply to holdings of exempt securities. In any event the Portfolio Manager will treat submitted Forms as confidential, to be shared solely with such persons if any including counsel necessary or appropriate for decision-making.

         (2) Disclaimers. Any report of a securities transaction for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission that the reporting person has any Beneficial Interest in the security.

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         (3) Record Retention. Privateer will maintain for at least six years records of the procedures it follows in connection with the pre-clearance and reporting requirements of this Code and, for each securities transaction, the information relied on by the Portfolio Manager in authorizing a transaction.

III.  FURTHER RESTRICTIONS

Confidentiality

         Covered Persons are prohibited from revealing non-public information relating to the investment intentions, activities or portfolios of the Fund except to persons whose responsibilities require such knowledge.

Gifts

         The following provisions on gifts apply to Covered Persons.

         (1) Rules for Acceptance. Covered Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons dealing with the Fund or Privateer. Acceptance of extraordinary or extravagant gifts is not permissible, and such gifts must be declined or returned. Gifts of a nominal value, that is, gifts whose reasonable value is no more than $100 a year, and business meals or entertainment including sporting events, may be accepted without regard to such ceiling provided they are customary and reasonable. The Covered Person must inform the Portfolio Manager annually on Form 3 of gifts accepted and declined.

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         (2) NASD Rules. The Rules of Fair Practice of the National Association
of Securities Dealers, Inc. ("NASD") is incorporated by reference as part of this Code.

         (3) No Solicitation of Gifts. Covered Persons may not solicit gifts or gratuities.

         (4) Giving Gifts. Covered Persons may not give any gift with a value in excess of $100 per year to persons associated with securities or financial organizations, news media or clients of Privateer or the Fund, except customary business meals, entertainment and promotional items.

No Payments to Fund Shareholders

         Covered Persons may not make any payments to Fund shareholders or prospective shareholders in order to resolve any type of complaint. All such matters must be handled by the officers of the Fund.

No Abuse of Corporate Opportunities

         Covered Persons may not take personal advantage of any opportunity properly belonging to the Fund, e.g. acquiring securities for one's own account that would otherwise be acquired for the Fund.

Disclosure of Conflicts

         If a Covered Person or Immediate Family member stands to materially benefit from an investment decision for the Fund, this must be fully disclosed to the Portfolio Manager.

Service as a Director Requires Consent

         No Access Person other than an independent Fund director may serve on the board of directors of a publicly-held company not affiliated with Privateer or the Fund without prior written approval of the Portfolio Manager. This authorization, if granted, will normally be on the


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condition that the Access Person not participate in investment decisions related to such company's securities.

Notice re Involvement in Criminal Matters or Investment-Related Civil
Proceedings

         Each Covered Person must immediately notify the Portfolio Manager if he or she is arrested, arraigned or indicted or pleads no contest to any criminal offense (other than minor traffic violations), or if named as a defendant in any investment-related civil proceeding, or is a respondent in any administrative or disciplinary action.

IV. COMPLIANCE WITH THIS CODE OF ETHICS

Code of Ethics Annual Review Committee

         A committee appointed by the Portfolio Manager or counsel will review this Code at least once a year in light of legal and business developments and experience in implementation and will recommend necessary changes herein based upon such review.

Remedies

         (1) Sanctions. If the Portfolio Manager determines that a Access Person has committed a violation of this Code, he or she may impose sanctions and take other actions as appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral and termination of the employment for cause. The Portfolio Manager may also require the Access Person to reverse the trade in question and forfeit to a charitable organization any profit or personally absorb any loss derived therefrom. No Access Person may review his or her own transaction. Any appeal from the Portfolio Manager's decision suspending or terminating employment may be made to the compensation committee of the Fund's board.


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         (2) Review. The Portfolio Manager or counsel will report annually to the boards of Privateer and the Fund on Code implementation and report thereto periodically regarding violations of this Code and sanctions imposed.

Compliance Certification

         At least quarterly all Covered Persons are required to certify on Form 3, the Annual Code of Ethics Questionnaire, set forth in Appendix 3, that they have complied with the Code in all respects or, if the case, in what respects they have not.

Inquiries Regarding the Code

         The Portfolio Manager will be available to answer questions about this Code or other compliance-related matters.


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Form 1                                                                Appendix 1

                         PERSONAL HOLDINGS IN SECURITIES

                           The Allied Owners Fund Inc.

                        (monthly report, due the 10th)*

         In accordance with the Code of Ethics, please provide a list of all securities (other than interests in open-end investment companies) in which you, as a Covered Person, have a Beneficial Interest including those in accounts of your Immediate Family and all securities in non-client accounts if any for which you make investment decisions.

(1)      Name of Covered Person                _________________________________

(2)  If different, name of the person
       (in whose name the account is held)     _________________________________

(3)  Relationship of (2) to (1)                _________________________________

(4)  Broker where account is maintained        _________________________________

(5)  Account number                            _________________________________

(6) Contact person at broker and phone number  _________________________________

___________

* After initial submission Form 1 will be satisfied by submission of monthly accounts of securities transactions. Also Covered Persons may satisfy the reporting requirement on Form 1 for Immediate Family members by submitting to the Portfolio Manager, by the 10th, such monthly accounts of securities transactions.


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

(7) For each account, attach the most recent account statement. If you own Beneficial Interests in securities not listed in an attached account statement, list them below:

          Name of Security         Quantity          Value           Custodian
          ----------------         --------          -----           ---------

1. _____________________________________________________________________________

2. _____________________________________________________________________________

3. _____________________________________________________________________________

4. _____________________________________________________________________________

                      (attach separate sheet if necessary)

         I certify that this form and the attached statements (if any) constitute all the securities in which I have a Beneficial Interest.

                                                    _________________________
                                                    Covered Person Signature

Dated:  _____________                               _________________________
                                                    Print Name


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Form 3                                                                Appendix 2



                    PRE-CLEARANCE REQUEST FOR ACCESS PERSONS

1. Access Person (and trading entity, if different): __________________________

2. Security: _______________________________________________

3. Maximum quantity to be purchased: / / _________________________________
        sold   / / ____________________________________

4. Name and phone number of broker to effect transaction: ______________________

5. Check as applicable: Purchase ____ Market Order ____ Sale ___ Limit Order ___ (Limit Order Price ___________)

6. In connection with the foregoing transaction, I represent as follows:

   (a) I do not possess any material nonpublic information regarding the issuer of the security.

   (b) To my knowledge:

       (1) the securities or equivalent securities are not held by the Fund.

       (2) there are no outstanding purchase or sell orders for the security by the Fund.; and

       (3) the security is not actively being considered for purchase or sale by the Fund.

                                                 _________________________
                                                 Covered Person Signature

                                                 _________________________
                                                 Print Name


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Form 3                                                                Appendix 3

                     QUARTERLY CODE OF ETHICS QUESTIONNAIRE

                                       for

                                 COVERED PERSONS

                                       of

                       THE ALLIED ACTION OWNERS FUND, INC.

         Covered Persons are required to answer the questions below for each calendar quarter and sign and return the questionnaire to the Portfolio Manager by the 10th of the next month.

         1. Have you obtained pre-clearance for all if any securities transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from pre-clearance?
Yes _____   No _____

         2. Have you reported all securities transactions in which you have, or a member of your Immediate Family has, a Beneficial Interest, except for transactions exempt from reporting? Yes _____ No _____

         3. Have you arranged for the Portfolio Manager to receive directly from your broker transaction confirmations and periodic statements for each account if any in which you have, or a member of your Immediate Family has, a Beneficial Interest? Yes _____ No _____

         4. Have you complied with the Code of Ethics in all other respects, including the gift disclosure policy? Yes _____ No _____

         5. Are you or any member of your Immediate Family a director or an
officer of any for-profit, privately held companies? Yes _____   No _____.


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         6. If the answer to no. 5 is yes, have you listed on the attachment each company for which you or a member of your Immediate Family is a director.
Yes _____   No _____.

         7. If the answer is to no. 5 is yes, is there a reasonable expectation that any of the private companies for which you or a member of your Immediate Family is a director or an officer will go public or be acquired within the next
12 months? Yes _____   No _____.

         8. Have you listed all reportable gifts on the attachment? Yes _____ No
_____.

         "No" answers to nos. 1-4 or 6 require an attached explanation.

         I represent that, to the best of my knowledge, the foregoing responses are correct. I understand that an incorrect response may subject me to disciplinary action.

                                                  ________________________
                                                  Covered Person Signature

Dated:  _____________                             ________________________
                                                  Print Name


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                                  ATTACHMENT TO
                     QUARTERLY CODE OF ETHICS QUESTIONNAIRE
  (to explain all "No" answers to nos. 1-4 and 6 and to list reportable gifts)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Reportable Gifts?      Yes_____  No_____.

        Month         Given(G)/ Received(R)    Description      Estimated Value
        -----         ---------------------    -----------      ---------------

1.  ___________________________________________________________________________

2.  ___________________________________________________________________________

3.  ___________________________________________________________________________

4.  ___________________________________________________________________________

5.  ___________________________________________________________________________

6.  __________________________________________________________________________

7.  __________________________________________________________________________

8.  __________________________________________________________________________

9.  __________________________________________________________________________

10. _________________________________________________________________________

                 (continue on an additional sheet if necessary)


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                                                                      Appendix 4


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


         I have received the Code of Ethics dated __________, 2000, and represent that I will comply with the Code in all respects.

                                                  ________________________
                                                  Covered Person Signature

Dated:  _____________                             ________________________
                                                  Print Name


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                                                                      Appendix 5

                               CERTAIN DEFINITIONS

         Access Person means (1) every officer and director of Privateer or the Fund; (2) every employee of the Fund or Privateer who, in connection with his or her regular functions, makes, participates in or obtains non-public information regarding the purchase or sale of securities by the Fund; (3) every employee of the Fund or Privateer involved in making purchase or sale recommendations for the Fund; (4) every employee of the Fund or Privateer who obtains information concerning such recommendations prior to their dissemination; and
(5) every agent of the Fund or Privateer who would be deemed an Access Person if he or she were an employee. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Portfolio Manager.

         Beneficial Interest means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject securities. A Covered Person is deemed to have a Beneficial Interest in securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty whether a Covered Person has a Beneficial Interest in a security should be brought to the attention of the Portfolio Manager. Such questions will be resolved by reference to the principles set forth in the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.


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         Immediate Family of a Covered Person means any of the following persons who reside in the same household as the Covered Person: spouse, child, grandparent, son-in-law, stepchild, daughter-in-law, grandchild, sibling, brother-in-law, parent, mother-in-law, sister-in-law, stepparent and father-in-law and includes adoptive relationships and any other relationship (whether or not recognized by law) that the Portfolio Manager determines could lead to possible conflicts of interest.


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